UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 9, 2025

VANECK SOLANA ETF
(Exact name of registrant as specified in its charter)

Delaware	001-42954	33-6972117
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

666 Third Avenue, 9th Floor New York, New York		10017

(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (212) 293-2000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares	VSOL	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.
On December 9, 2025, VanEck Digital Assets, LLC (the “Sponsor”), sponsor of VanEck Solana ETF (the “Trust”), and CSC Delaware Trust Company, in its capacity as trustee of the Trust (the “Trustee”), entered into a Fourth Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”) primarily to (i) indicate the amount of SOL the Trust seeks to stake and (ii) provide for the ability of the Sponsor to temporarily extend redemption settlement dates.

The foregoing description of the Trust Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Trust Agreement, which has been filed with this Current Report on Form 8-K as Exhibit 4.1 and incorporated by reference herein.

Item 3.03 Material Modifications to Rights of Security Holders.
The information set forth in Item 1.01 relating to the Trust Agreement is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

4.1	Fourth Amended and Restated Declaration of Trust and Trust Agreement, dated as of December 9, 2025, by and between VanEck Digital Assets, LLC and CSC Delaware Trust Company

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 12, 2025

VanEck Solana ETF *

By:	VanEck Digital Assets, LLC, as Sponsor of the Trust

By:	/s/ Matthew A. Babinsky
Name:	Matthew A. Babinsky
Title:	Vice President

*	The registrant is a trust. The individual specified above is signing in his capacity as an officer of VanEck Digital Assets, LLC, the Sponsor of the registrant.